Exhibit 99.1

Royal Caribbean Group announces amendment and extension of revolving credit facilities

MIAMI – January 12, 2023 – Royal Caribbean Group (NYSE: RCL) (the “Company”) today announced that it has successfully amended and extended the majority of its two unsecured revolving credit facilities. The amendment has extended the maturities of $2.3 billion of the $3.0 billion aggregate revolving capacity by one year to April 2025, with the remainder maturing in April 2024.

“The successful extension of our credit facilities is a testament to our strong relationship with key lenders and their confidence in the Royal Caribbean Group,” said Naftali Holtz, chief financial officer. “Our liquidity position remains strong and strengthening driven by our strong booked position, and delivering positive EBITDA cash flow generation,” added Holtz. “This extension, coupled with the repayment of $0.6 billion of debt in the fourth quarter of 2022, is a continuation of our proactive and methodic improvement of the balance sheet as we seek to return to an investment grade profile balance sheet.”

About Royal Caribbean Group

Royal Caribbean Group (NYSE: RCL) is one of the leading cruise companies in the world with a global fleet of 64 ships traveling to approximately 1,000 destinations around the world. Royal Caribbean Group is the owner and operator of three award winning cruise brands: Royal Caribbean International, Celebrity Cruises, and Silversea Cruises and it is also a 50% owner of a joint venture that operates TUI Cruises and Hapag-Lloyd Cruises. Together, the brands have an additional 10 ships on order as of December 31, 2022.

Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, the company’s expectations of the effectiveness of the actions being taken to improve and address the company’s liquidity needs. Forward-looking statements reflect management’s current expectations and are subject to risks, uncertainties and other factors that could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Factors that could affect our results include, among others, those discussed under the caption “Risk Factors” in our most recent quarterly report on Form 10-Q, as well as our other filings with the SEC, copies of which may be obtained by visiting our Investor Relations website at www.rclinvestor.com or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations contact: Michael McCarthy

Email: mmccarthy@rccl.com

Media contact: Jonathon Fishman

Email: corporatecommunications@rccl.com

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